                                                                   Exhibit 10.10


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         This Amended and Restated Employment Agreement (the "Agreement") is dated as of this 1st day of February, 2002, and is between AMF Bowling Worldwide, Inc., a Delaware corporation (as it may be constituted prior to, upon, and immediately following the Effective Date) (the "Company") and Roland Smith (the "Executive"). This Agreement shall not become effective until the date on which the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") is confirmed by the U.S. Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the "Bankruptcy Court"), and becomes effective in accordance with its terms (the "Effective Date"), and in the event the Plan does not become effective in accordance with its terms, this Agreement shall be null and void.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, the Executive and AMF Bowling Inc., entered into an employment agreement dated April 28, 1999, as amended and assumed by the Company pursuant to an agreement dated as of November 9, 2000, and as further assumed by the Company and approved by order of the Bankruptcy Court dated July 26, 2001 (the "Existing Employment Agreement"); and

         WHEREAS, Section 11(a) of the Existing Employment Agreement (and
Section 5(a) of the November 9, 2000 Agreement above) provides that such agreement shall not be amended without the written approval of the parties thereto; and

         WHEREAS, the parties hereto desire to amend and restate the Existing Employment Agreement, in the form of this Agreement; and

         WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the continued employment of the Executive by the Company; and

         WHEREAS, the Company desires to continue to employ the Executive and the Executive has indicated his willingness to continue to provide his services, on the terms and conditions set forth herein.

         NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         Section 1.   Employment. The Company hereby agrees to continue to
                      ----------
employ the Executive and the Executive hereby accepts such continued employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President and Chief Executive Officer of the Company and shall have such duties as are typically performed by a chief executive officer of a corporation of similar size and type as the Company. The Executive shall serve as a member of the Board of Directors of the Company (the "Board") and the Company shall use its best efforts to retain the Executive as a member of the Board for so long as the Executive serves as President and Chief Executive Officer of the Company. The Executive shall render his services at the direction of, and shall report solely to, the Board. All other officers of the

Company shall report directly or indirectly to the Executive. The Executive's primary place of employment shall be at the Company's offices in Mechanicsville, Virginia, or such other location as the Executive and the Company may reasonably agree.

         Section 2.   Commencement Date; Term. Unless terminated pursuant to
                      -----------------------
Section 6 hereof, the term of Executive's employment hereunder shall commence on the Effective Date and shall continue during the period ending on the third anniversary of the Effective Date (the "Initial Term"). Thereafter, the Initial Term shall extend for consecutive periods of one year, unless the Company or the Executive gives written notice to the other party not less than 180 days prior to the end of the Initial Term or relevant one year anniversary of the extended term of employment, that it does not wish to extend the term of employment beyond the Initial Term or such extended one year period, in which event the term of employment will terminate on the last day of the Initial Term or relevant anniversary thereof, as applicable. The Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term." The Employment Term shall terminate upon any termination of the Executive's employment pursuant to Section 6.

         Section 3.   Compensation and Benefits. During the Employment Term, the
                      -------------------------
Executive shall be entitled to the following compensation and benefits:

         (a)      Retention Bonus. Pursuant to a resolution of the Board dated
                  ---------------
November 9, 2000, the Executive shall receive the final installment of a retention bonus in an amount equal to $630,000 (the "Retention Bonus"), which shall be payable in cash in a lump sum within 15 days of the Effective Date.

         (b)      Salary. As compensation for the performance of the Executive's
                  ------
services hereunder, the Company shall pay to the Executive a salary (the "Base Salary") of $700,000 per year, which may be increased from time to time at the sole discretion of the Board, but may not be decreased. The Base Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time.

         (c)      Annual Bonus. The Executive shall be eligible to receive, in
                  ------------
respect of each calendar year during the Employment Term, an annual cash bonus (the "Annual Bonus") in an amount equal to 75% to 150% of the Executive's then Base Salary (where 75% of Base Salary equals the target Annual Bonus). The Annual Bonus shall be based upon the attainment of qualitative and quantitative performance goals set forth in a performance plan to be mutually agreed to by the Board and the Executive within 90 days of the beginning of each calendar year (the "Performance Plan"). Notwithstanding any other provision in this Agreement to the contrary, the Executive's cash bonus for 2001 shall be determined and paid in accordance with the terms of the Existing Employment Agreement. The Annual Bonus shall be paid to the Executive on the same basis as the payment of bonuses to other senior executive officers of the Company.

         (d)      Equity Compensation. Subject to the confirmation of the Plan,
                  -------------------
the Company will implement a stock option plan (the "New Management Incentive Plan"), which will not be inconsistent with the terms set forth in this Section 3(d), under which the Company will grant to the Executive, as of the Effective Date, options to purchase 129,132 shares of the common stock of the Company (the option to purchase any one share of Company common stock hereinafter referred to as an "Option"). Each Option shall have an exercise price equal to $21.19 per share (or, in the event of a modification of the November 7, 2001 Disclosure Statement pursuant to the confirmation of the Plan, such number of shares as equals 1% of the stock of the Company outstanding immediately after the Effective Date (taking into account all options authorized under the New Management Incentive Plan, all warrants issued under the Plan, and Executive's restricted stock award under Section 3(e) hereof) and having an exercise price in the aggregate equal to 1% of the total deemed equity value of the Company (if other than $21.19 per share) which equity value shall equal the difference between the Enterprise Value (as determined under the Plan) and the sum of the Company's bank debt and long-term debt (as determined under the Plan) as of the Effective Date). The Options shall be subject to three year vesting under which the Executive may exercise one-third of the Options after each of the first, second and third anniversaries of the Effective Date, subject to the Executive's continued employment with the Company (other than as stated herein). Except as provided below, the Options shall not expire until the date that is seven years from the Effective Date. In the event the Executive's employment with the Company is terminated for any reason other than death or Disability (as defined in Section 6(b) herein), except as provided in this Section 3(d), any unvested Options will expire as of the date of such termination, and any unexercised vested Options shall expire on the earlier of the expiration date of the Option and the date that is 90 days after the date of such termination. In the event the Executive's employment with the Company is terminated due to death or Disability, except as provided in this Section 3(d), any unvested Options will expire as of the date of such termination, and any unexercised vested Options shall expire on the earlier of the expiration date of the Option or the date that is twelve months after the date of such termination. Notwithstanding the foregoing, the Options shall become fully vested upon the occurrence of a Change in Control (as defined in Section 6(f) herein), or in the event the Executive's employment is terminated by the Company other than for Cause (as defined in Section 6(c)) or if the Executive terminates his employment with the Company for Good Reason (as provided in Section 6(f) herein) prior to a Change in Control. The Executive's option agreement shall contain a provision that authorizes the Executive to require the Company to withhold shares of Common Stock from the shares of Common Stock that would otherwise be issuable to the Executive as a result of the exercise of the Common Stock under the Option having a fair market value, net of the exercise price, equal to the minimum statutory federal, state, local and payroll tax withholding rates applicable to supplemental income. The Options shall have such other terms and conditions as are set forth in the New Management Incentive Plan and Executive's stock option agreement and not inconsistent with this Agreement. In addition to the Option, and without duplication, the Executive shall be entitled to participate in any stock option or other annual equity incentive plans adopted by the Board, the terms of such participation to be determined in the sole discretion of the Compensation Committee of the Board.

         (e)      Restricted Stock. Subject to the confirmation of the Plan, the
                  ----------------
Company will grant to the Executive, as of the Effective Date, a restricted stock award of 129,132 shares of the common stock of the Company (or, in the event of a modification of the November 7, 2001 Disclosure Statement pursuant to the confirmation of the Plan, such number of shares as equals 1% of the stock of the Company outstanding immediately after the Effective Date (taking into account all options authorized under the Management Incentive Plan, all warrants issued under the Plan, and Executive's restricted stock award under Section 3(e) hereof) (the "Restricted

Stock Award"). The terms of the Restricted Stock Award shall be governed by the AMF Bowling Worldwide, Inc. Restricted Stock Award Agreement, attached hereto as Exhibit A.

         (f)      Non-Qualified Deferred Compensation Plans; Supplemental
                  -------------------------------------------------------
Pension. The Executive shall be eligible to receive a non-qualified supplemental
-------
retirement benefit under which he will have the right, in accordance with the provisions hereof, to earn an annual single life annuity benefit commencing at age 65 (the "Supplemental Pension") equal to the product of: (i) one-sixth of one percent (2% per year) times Executive's "final average earnings" (as defined below), and (ii) the number of the Executive's full months of service with the Company beginning May 1, 1999, less offset for benefits paid by the Company to the Executive under the Company's tax-qualified retirement plans, provided, that there shall be no offset or reduction for any qualified or non-qualified benefit payments received by the Executive from employers other than the Company. For purposes of this Section 3(f), "final average earnings" means the average of the Base Salary from the highest three consecutive years during the ten years before retirement (or, if applicable, based on such period less than three years during which the Executive was employed by the Company since May 1, 1999). The Supplemental Pension shall be subject to ratable vesting over 84 months, whereby for purposes of such vesting, all of the Executive's service with the Company, its predecessors and successors and their respective affiliates and any assignee of this Agreement (including all service prior to the Effective Date) beginning May 1, 1999, shall be credited for purposes of such monthly vesting. In the event of the termination of the Executive's employment with the Company for any reason other than Cause prior to the Executive attaining age 65, he may elect to receive an early distribution of his vested Supplemental Pension, subject to a discount (applying the UP 84 mortality table and the then prevailing Pension Benefit Guarantee Corporation (PBGC) rate for immediate annuities (the "Actuarial Factors")) for each full month that payment of the Supplemental Pension commences prior to Executive attaining age 65; provided, if Executive terminates his employment other than for Good Reason prior to age 55, such early distribution (including a lump sum) shall not occur prior to obtaining age 55. The Supplemental Pension shall be paid in the form of a single life annuity, 50% joint and survivor annuity, or a lump sum, as elected by the Executive, on the basis of the Actuarial Factors. The Supplemental Pension shall be immediately forfeited by the Executive in the event he is terminated by the Company for Cause (in accordance with Section 6(c) herein).

         (g)      Benefits. During the Employment Term, the Executive shall be
                  --------
eligible to participate in the Company's health, insurance, retirement, and other benefit plans and programs on the same basis as other senior executives of the Company. The Executive shall also be entitled to 4 weeks of paid vacation for each full calendar year during the Employment Term, and all Company holidays. Up to an aggregate of 2 weeks of unused vacation may be carried forward to the next year during the Employment Term and used therein and any unused vacation in excess of 2 weeks shall immediately lapse. The Executive shall be entitled to all other benefits and perquisite programs as are generally allowed to other senior executives of the Company, in accordance with the Company's policies in effect from time to time. Notwithstanding the foregoing, the Executive shall not participate in any severance benefit plans or programs during the Employment Term (other than the severance benefits set forth herein).

         (h)      Directors and Officers Liability Insurance. The Company will
                  ------------------------------------------
at its expense provide the Executive with Directors' and Officers Liability Insurance, commensurate with Executive's offices, and as a member of the Board of Directors consistent with such insurance covering other Board members, in effect from time to time. The Company will indemnify the Executive and hold the Executive harmless, to the maximum extent permitted by applicable law, as applicable, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company at any time.

         (i)      No Other Compensation. Except as otherwise expressly provided
                  ---------------------
herein, or in any other written document executed by the Company and the Executive, no other compensation or other consideration shall become due or payable to the Executive on account of the services rendered hereunder.

         Section 4.   Exclusivity. During the Employment Term, the Executive
                      -----------
shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board. The Executive shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may serve on civic and charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, participate in the activities of professional trade organizations, and engage in personal investing activities, provided that such activities do not interfere in any material respect with the services to be provided by the Executive hereunder.

         Section 5.   Reimbursement for Expenses. The Executive is authorized to
                      --------------------------
incur reasonable expenses in the discharge of the services to be performed hereunder, including, without limitation, expenses for travel, entertainment, and similar items in accordance with the Company's expense reimbursement policy for senior officers of the Company, as the same may be modified by the Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

         Section 6.   Termination and Default.
                      -----------------------

         (a)      Death. The Executive's employment shall automatically
                  -----
terminate upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(h) below.

         (b)      Disability. If the Executive is unable to perform the duties
                  ----------
required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 120 days (whether or not consecutive) during any 12-month period during the term of this Agreement (a "Disability"), in which event the Executive's employment shall terminate.

         (c)      Cause. The Company may terminate the Executive's employment at
                  -----
any time, with or without Cause. For the purpose of this Agreement, "Cause" shall mean that the

Executive shall have been convicted of a felony, or engaged in conduct that constitutes gross neglect and results in material economic harm to the Company or any of its subsidiaries, or engaged in conduct that constitutes willful gross misconduct with respect to the Executive's employment duties; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on the Executive's part shall be considered "willful" if such conduct is done by the Executive under a reasonable and good faith belief that his actions were in the best interest of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Company may not terminate the Executive's employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of the Company's Board of Directors excluding the Executive and other employees of the Company, (ii) the Executive is given at least fourteen (14) days' written notice of the Board meeting called to make such determination and an opportunity to cure during such notice period, and
(iii) the Executive and his legal counsel are given the opportunity to address such meeting.

         (d)      Without Cause. The Company may terminate the Executive's
                  -------------
employment during the Employment Term without Cause at any time by giving written notice to the Executive. A termination of the Executive's employment without Cause shall mean a termination initiated by the Company for any reason other than Cause or other than on account of death or Disability. A termination without Cause shall be effective immediately upon notice given by the Company to the Executive, or such later date as may be mutually agreed between the Executive and the Company.

         (e)      Resignation. Unless otherwise provided in Section 6(f) below
                  -----------
in the case of termination of employment for Good Reason, the Executive shall have the right to terminate his employment at any time by giving 60 days written notice of his resignation to the Company. Except as provided in Section 6(g) below, a termination by the Executive other than for Good Reason shall be effective upon the expiration of the 60 day notice period.

         (f)      Good Reason The Executive shall have the right to terminate
                  -----------
his employment for Good Reason under any of the following circumstances: (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, titles and reporting relationships), authority, duties or responsibilities as contemplated hereunder, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of this Agreement other than a failure not committed in bad faith and which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (iii) the Executive being required to relocate to a principal place of employment more than twenty-five (25) miles from the Executive's current principal place of employment and further from the Executive's principal residence of more than 10 miles; (iv) the failure of any assignee to assume and perform the employer obligations under this Agreement; (v) Executive shall have a right to resign for any reason (which shall be deemed to be for Good Reason) during a six-month period beginning 60 days after a Change in Control upon 30 days' prior written notice to the Company, provided the Executive terminates and does not seek continued employment with the Company and all of its subsidiaries and affiliates; and (vi) notice by the Company of the termination of the automatic renewal of the term.

         For purposes of this Agreement, "Change in Control" shall mean the occurrence in a single transaction or series of related transactions of any one of the following events or circumstances after the Effective Date:

         (i) a merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 60% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization;

         (ii) acquisition by any person or group, as defined for purposes of
Section 13(d) of the Securities Exchange Act of 1934, other than (a) a person that acquires as of the Effective Date at least 10% of the outstanding voting securities of the Company pursuant to the Company's Plan approved by the Bankruptcy Court, (b) a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company, or (c) a corporation owned, directly or indirectly, by the holders of voting securities of the Company in substantially the same proportion as their ownership of voting securities of the Company of beneficial ownership of 40% or more of the voting securities of the Company;

         (iii) consummation of a sale or disposition by the Company of all or substantially all the Company's assets or of the Company's bowling centers operations; or

         (iv) approval by the stockholders of the Company of a plan of liquidation or dissolution with respect to the Company.

         (g)      Payment in Lieu. The Company may, in its sole discretion, at
                  ---------------
any time after notice of termination without Good Reason has been given to the Company by the Executive, terminate Executive's employment, provided that, in addition to any amount payable to the Executive under Section 6(h) herein, the Company shall pay to the Executive (without duplication) his then current Base Salary and continue benefits provided pursuant to Section 3(g) herein, for the duration of the unexpired notice period.

         (h)      Termination Payments.
                  --------------------

                  (i)      Termination without Cause or By Executive for Good
                           --------------------------------------------------
Reason. In the event that during the Employment Term the Executive's employment
------
is terminated by the Company without Cause or the Executive terminates his employment for Good Reason, the Company shall pay to the Executive the sum of the following amounts and benefits: (A) all amounts fully earned pursuant to the terms of this Agreement, but unpaid hereunder through the date of termination, if any, in respect of Retention Bonus, Base Salary, Annual Bonus, accrued and unused vacation and unreimbursed expenses (collectively, the "Accrued Obligations"), (B) a pro rata Annual Bonus for the year during which Executive's employment terminated, based on actual performance and achievement of individual and Company performance targets through the end of the applicable bonus year, and the ratio of (aa) the number of complete months from January 1 through the date of termination, to (bb) 12, payable in a single installment at the same time as payment of annual bonus payments are made to other senior executives of the Company, (C) a lump sum severance benefit (less any applicable withholding taxes) equal to two times the sum of (xx) Executive's then Base Salary at the date of termination, and (yy) the target Annual Bonus for the year in which termination occurs, and (D) for a period of twenty-four months following such termination of employment, or until such earlier date as comparable coverage is obtained by Executive from any successor employer, Executive shall be entitled to receive medical plan coverage, at the Company's expense, on the same basis as received by the Executive (other than any premium cost sharing) during the Employment Term. Notwithstanding any other provision in this Agreement or the terms of any severance plan or policy maintained by the Company or its affiliates to the contrary, if the Company pays the Executive the severance benefit as provided in this Section 6(h)(i) the Executive shall not be entitled to receive any other payments or benefits under any other severance or similar plan maintained by the Company or its affiliates. The payment of the severance described in clauses
(B), (C) and (D) of this Section 6(h)(i) is subject to the execution and delivery by the Executive of a full and complete release of claims, substantially in the form attached hereto as Exhibit C.

                  (ii)     Termination due to Death or Disability. In the event
                           --------------------------------------
that during the Employment Term the Executive's employment is terminated by the Company due to the Executive's death or Disability, the Company shall pay to the Executive, or the Executive's estate, (A) the Accrued Obligations, (B) the actuarial present value (based on the Actuarial Factors) of all accrued deferred compensation immediately payable in a lump sum following such death or Disability, (C) a pro rata Annual Bonus for the year during which Executive's employment terminated, based on actual performance and achievement of individual and Company performance targets through the end of the applicable bonus year, and the ratio of (aa) the number of complete months from January 1 through the date of termination, to (bb) 12, payable in a single installment at the same time as payment of annual bonus payments are made to other senior executives of the Company, and (D) for a period of twenty-four months following such death or disability, the Executive's dependents and, as applicable, the Executive in the event of the Executive's Disability, shall be entitled to receive medical plan coverage, at the Company's expense, on the same basis as received by the Executive (other than any premium cost sharing) during the Employment Term.

                  (iii)    Termination for Cause or By Executive without Good
                           --------------------------------------------------
Reason. In the event that during the Employment Term the Executive's employment
------
is terminated by the Company for Cause or by the Executive by resignation without Good Reason, the Company shall pay to the Executive the Accrued Obligations.

         (i)      No Mitigation or Offset. The Company's obligations to make the
                  -----------------------
payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 6(h)(i)(D), such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         (j)      Non-exclusivity. Nothing in this Agreement shall prevent or
                  ---------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, to the extent such plans, programs, policies or practices are implemented by the Company following the Effective Date. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date on which the Executive's employment with the Company is terminated shall, subject to this Agreement, be payable in accordance with such plan, policy, practice or program or contract or agreement.

         (k)      Survival of Operative Sections. Upon any termination of the
                  ------------------------------
Executive's employment, the provisions of Sections 6(h) through 22 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

         Section 7.   Confidential Information. The Executive shall hold in a
                      ------------------------
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or its subsidiaries that the Executive obtains during the Executive's employment by the Company and that is not public knowledge or does not become public knowledge (other than as a result of the Executive's violation of this Section 7) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate any Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law.

         Section 8.   Non-Competition and Non-Solicitation.
                      ------------------------------------

         (a) Unless the Executive's employment is terminated by the Company without Cause, or by the Executive for Good Reason (other than the Good Reason set forth at Section 6(f)(vi) hereof), during the Employment Term and during the two-year period thereafter (the "Restriction Period"), the Executive shall not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) any person, corporation, partnership, firm, association or other enterprise or entity that is, or intends to be, engaged in any business that is in competition with the "business" of the Company or any of its subsidiaries in any country in which the Company or any of its subsidiaries operate, compete or are engaged in such business or at such time have an intention so to operate, compete or become engaged in such business (a "Competitor"). For purposes of this Agreement, "business" shall mean bowling centers, movie theaters and the sale of products relating to bowling. For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

         (b) During the Restriction Period, the Executive shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that from the beginning of the two-year period preceding such termination of the Executive's employment through the date of any solicitation or other such action is or was engaged in a business relationship with the Company or any of its subsidiaries to terminate its relationship with the Company or any of its subsidiaries or to engage in a business relationship with a Competitor.

         (c) During the Restriction Period, the Executive will not, except with the prior written consent of the Company, directly or indirectly, induce any employee of the Company or any of its subsidiaries or affiliates to terminate employment with such entity.

         (d) Promptly following the expiration of the Employment Term, the Executive shall return to the Company all property of the Company and its subsidiaries, and all copies thereof in the Executive's possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

         (e) The Executive acknowledges and agrees that (i) the Restriction Period and the covenants and obligations of the Executive in Sections 7 and 8 are fair and reasonable and the result of negotiation, relate to special, unique and extraordinary matters, and a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries irreparable injury for which adequate remedies are not available at law; and (ii) the Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from violating of any such covenants and obligations. Such injunctive remedies shall be cumulative and in addition to any other rights and remedies the Company may have at law or in equity. If a court holds that such restrictions are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

         Section 9.   Certain Additional Payments.
                      ---------------------------

         (a) Except as provided below, if it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, the Executive shall not be entitled to receive a Gross-Up Payment unless the Executive's "excess parachute payment," as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), is greater than $50,000 (or 20% of the Executive's base amount, as defined in Section 280G(b)(3) of the Code, if less) provided that if the amount of Executive's "excess parachute payment" is less than $50,000 (or 20% of the Executive's base amount, if less), the Payments shall be reduced so that the Payments are not subject to the Excise Tax.

         (b) Subject to the provisions of Section 9(f) hereof, all determinations required to be made under this Section 9, including whether an Excise Tax is payable by

Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by Executive and subject to the approval of the Company, such approval not to be unreasonably withheld. Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the date of the Change in Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company will pay the required Gross-Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 9(f) hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

         (c) The Company and Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm and reasonably necessary to calculate the Gross-Up Payment, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 9(b) hereof.

         (d) The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Company the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 9(b) and 9(d)
hereof will be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefore and reasonable evidence of his payment thereof.

         (f) Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after Executive actually receives notice of such claim and Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will: (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company; (ii) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company; (iii) cooperate with the Company in good faith in order effectively to contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that
                                                       --------  -------
the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 9(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 9(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at his own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Executive on an interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of
             -------- -------  -------
limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(f) hereof, Executive receives any refund with respect to such claim, Executive will (subject to the Company's complying with the requirements of Section 9(f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9(f) hereof, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 9.

         Section 10.  Assignment; No Third-Party Beneficiaries. This Agreement
                      ----------------------------------------
shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs, the Executive's guardian in the event of the Executive's disability, the personal representatives of the Executive's estate and any successor to all or substantially all of the business and/or assets of the Company. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive, and any purported assignment by the Executive in violation hereof shall be null and void. The Company may assign this Agreement and its rights hereunder, but in the event of assignment, the assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Except as otherwise provided herein, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         Section 11.  Waiver and Amendments. Any waiver, alteration, amendment
                      ---------------------
or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

         Section 12.  Severability, Governing Law, Service and Jury Trial. The
                      ---------------------------------------------------
Executive acknowledges and agrees that the covenants set forth in Sections 7 and 8 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES TO THE EXTENT SUCH LAWS ARE NOT PREEMPTED BY FEDERAL BANKRUPTCY LAW.

         The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Virginia and the U.S. federal courts in the Eastern District of Virginia, provided that until the Effective Date, the Bankruptcy Court shall have exclusive jurisdiction for any action or proceeding relating to this Agreement, (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions, (v) consent to service of process at the address set forth in Section 14 herein, and (vi) to the extent applicable, waive their respective rights to a jury trial of any claim or cause of action based on or arising out of this agreement or any dealings between them relating to the subject matter of this agreement.

         Section 13.  Notices.
                      -------

         (a) All communications under this Agreement shall be in writing and shall be delivered by hand or transmitted by overnight courier or mailed by registered or certified mail, postage prepaid,

         If to the Executive, at 8100 AMF Drive, Mechanicsville, VA 23111, or at such other address as Executive may furnish in writing to the Company

         If to the Company, at 8100 AMF Drive, Mechanicsville, VA 23111, marked for the attention of the General Counsel, or at such other address as the Company may furnish in writing to the Executive.

         (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if transmitted by overnight courier, on the first business day following the date of such overnight transmission; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         Section 14.  Section Headings. The headings of the sections and
                      ----------------
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         Section 15.  Entire Agreement. This Agreement and the AMF Bowling
                      ----------------
Worldwide, Inc. Restricted Stock Award Agreement (Exhibit B) constitute the entire understanding and agreement of the parties hereto regarding the employment of the Executive. Except as specifically set forth in Section 19 below, this Agreement and the AMF Bowling Worldwide, Inc. Restricted Stock Award Agreement supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

         Section 16.  Severability. In the event that any part or parts of this
                      ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

         Section 17.  Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         Section 18.  Existing Agreement. Upon the approval of this Agreement
                      ------------------
and confirmation of the Plan by the Bankruptcy Court, on the Effective Date the Existing Employment Agreement shall be superseded by this Agreement, with the exception of the bonus the Executive is entitled to receive under Section 3(b) of the Existing Employment Agreement for 2001.

         Section 19.  Legal Fees. The Company shall directly pay the fees and
                      ----------
expenses of legal counsel retained by the Executive in negotiating and preparing this Agreement, provided that such payment shall not exceed $15,000.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       AMF BOWLING WORLDWIDE, INC.




                                       By: /s/ FREDERICK G. KRAEGEL
                                           -----------------------------
                                           Name:  Frederick G. Kraegel
                                           Title: SVP, CAO




                                       /s/ ROLAND SMITH
                                       ---------------------------------
                                       Roland Smith

Exhibit A


                           AMF BOWLING WORLDWIDE, INC.

                        RESTRICTED STOCK AWARD AGREEMENT

         This AMF Bowling Worldwide, Inc. Restricted Stock Award Agreement (the "Agreement") is dated this 1st day of February, 2002, between AMF Bowling Worldwide, Inc., a Delaware Corporation, (the "Company") and Roland Smith (the "Executive").

         1.       Definitions. As used herein, the following terms shall be
                  -----------
defined as set forth below:

         (a) "Bankruptcy Court" means the U.S. Bankruptcy Court for the Eastern District of Virginia (Richmond Division).

         (b)      "Board" means the Board of Directors of AMF Bowling Worldwide,
Inc.

         (c) "Cause" shall mean that the Executive shall have been convicted of a felony, or engaged in conduct that constitutes gross neglect and results in material economic harm to the Company or any of its subsidiaries, or engaged in conduct that constitutes willful gross misconduct with respect to the Executive's employment duties; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on the Executive's part shall be considered "willful" if such conduct is done by the Executive under a reasonable and good faith belief that his actions were in the best interest of the Company or any of its subsidiaries. Notwithstanding the foregoing, the Company may not terminate the Executive's employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of the Company's Board of Directors excluding the Executive and other employees of the Company, (ii) the Executive is given at least fourteen (14) days' written notice of the Board meeting called to make such determination and an opportunity to cure during such notice period, and (iii) the Executive and his legal counsel are given the opportunity to address such meeting.

         (d) For purposes of this Agreement, "Change in Control" shall mean the occurrence in a single transaction or series of related transactions of any one of the following events or circumstances after the Effective Date:

         (i) a merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 60% of the securities possessing the right to vote to elect directors or to authorize a merger, consolidation or reorganization with respect to the survivor, after giving effect to such merger, consolidation or reorganization;

         (ii)     acquisition by any person or group, as defined for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, other than (a) a person that acquires as of the Effective Date at least 10% of the outstanding voting securities of the Company pursuant to the Company's Plan approved by the Bankruptcy Court, (b) a trustee or other fiduciary holding voting securities of the Company under an employee benefit plan of the Company, or (c) a corporation owned, directly or indirectly, by the holders of voting securities of the Company in substantially the same proportion as their ownership of voting securities of the Company of beneficial ownership of 40% or more of the voting securities of the Company;

         (iii) consummation of a sale or disposition by the Company of all or substantially all the Company's assets or of the Company's bowling centers operations; or

         (iv) approval by the stockholders of the Company of a plan of liquidation or dissolution with respect to the Company.

         (e)      "Code" means the Internal Revenue Code of 1986, as amended.

         (f)      "Committee" means the Compensation Committee of the Board.

         (g) "Common Stock" means the common stock of the Company, par value $0.01 per share.

         (h) "Effective Date" means the date on which the Plan is confirmed by the Bankruptcy Court, and becomes effective in accordance with its terms.

         (i) "Fair Market Value" means (i) prior to an IPO, the fair market value per share of Common Stock, on a fully diluted basis, determined by the Board, (ii) at the time of an IPO, the per share price to the public in such IPO, and (iii) after an IPO, (A) if the Common Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Common Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Common Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If, after an IPO or where the Common Stock is Publicly Held, but the Common Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Common Stock, on a fully diluted basis.

         (j) "Good Reason" means that the Executive shall have the right to terminate his employment for Good Reason under any of the following circumstances: (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, titles and reporting relationships), authority, duties or responsibilities as contemplated hereunder, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of the employment agreement other than a failure not committed in bad faith and which is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive; (iii) the Executive being required to relocate to a principal place of employment more than 25 miles from the Executive's current principal place of employment and further from the Executive's principal residence of more than 10 miles; (iv) the failure of any assignee to assume and perform the employer obligations under the agreement; (v) the Executive shall have a right to resign for any reason (which shall be deemed to be for Good Reason) during a six-month period beginning 60 days after a Change in Control upon 30 days' prior written notice to the Company, provided the Executive terminates and does not seek continued employment with the Company and all of its subsidiaries and affiliates; and (vi) notice by the Company of the termination of the automatic renewal of the employment term under Section 2 of the Executive's Employment Agreement.

         (k) "IPO" means an initial public offering of the Common Stock registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement.

         (l) "Plan" means the Company's Chapter 11 plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

         (m) "Publicly Held" means the date on which the Company becomes subject to the reporting obligations of Section 12 of the Securities Exchange Act of 1934, as amended.

         (n) "Reorganized Company" means the Company as it may be constituted upon and immediately following the consummation of the Plan, and except as provided in Section 2(a), is otherwise referred to as the Company.

         (o)      "Securities Act" means the Securities Act of 1933, as amended.

         2.       Restricted Stock Award; Vesting Schedule; Issuance of
                  -----------------------------------------------------
Restricted Stock
----------------

         (a) Subject to the following terms and conditions, this Agreement evidences that on the date that the Plan is confirmed by the Bankruptcy Court and becomes effective in accordance with its terms (the "Effective Date"), the Company shall grant the Executive a restricted stock award of 129,132 shares of Common Stock (the "Restricted Stock") (or, in the event of a modification of the November 7, 2001 Disclosure Statement pursuant to the confirmation of the Plan, such number of shares as equals 1% of the Common Stock outstanding immediately after the Effective Date (taking into account all options authorized under the Company's Management Incentive Plan, all warrants issued under the Plan, and the award of the Restricted Stock)).

         (b) The Restricted Stock which shall vest and the restrictions imposed thereon shall lapse as follows: one-third of the shares of Restricted Stock shall vest as of each of the first three anniversaries of the Effective Date (the "Vesting Dates"); provided that, except as provided in Section 3 below, the Executive is employed by the Company on the applicable Vesting Date. The Restricted Stock granted hereunder shall be registered in the Executive's name on the books of the Company, but the certificates evidencing such Restricted Stock shall be retained by the Company during the period prior to the vesting of the Restricted Stock as set forth in this Section 2(a) (the "Restricted Period"). Upon the expiration of the Restricted Period, certificates evidencing such Restricted Stock shall be delivered promptly to the Executive.

         3.       Termination of Employment. If prior to the expiration of the
                  -------------------------
Restricted Period, the Executive's employment with the Company is terminated for any reason, all vesting with respect to the Restricted Stock shall cease, any unvested Restricted Stock shall be canceled and forfeited back to the Company, and the Executive shall have no further rights with respect to such Restricted Stock. Notwithstanding the foregoing, in the event the Company terminates the Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, on or before the first Vesting Date, the Executive shall become immediately vested in 43,044 shares of Restricted Stock (or one-third of such shares granted pursuant to Section 2(a), if different), and upon such a termination after the first Vesting Date and prior to the complete vesting of all Restricted Stock, the Executive shall become immediately vested in such number of unvested shares of Restricted Stock that equals the product of
(i) 43,044 (or one-third of such shares granted pursuant to Section 2(a), if different), and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Vesting Date through the date on which the Executive was terminated and the denominator of which is 365.

         4.       Special Tax Election.
                  --------------------

         (a) Under Section 83 of the Code, the excess of the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes vesting provisions applicable to the Restricted Stock. The Executive may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than when and as such Restricted Stock cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement is executed.

         (b) THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT A HERETO. THE EXECUTIVE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE 30 DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

         (c) THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         5.       Limitation of Rights; Dividend Equivalents. The Executive
                  ------------------------------------------
shall not have any right to transfer any rights under the Restricted Stock Award, shall not have any rights of ownership in the shares of the Common Stock subject to the Restricted Stock Award prior to the issuance of such shares, and shall not have any right to vote such shares. The Executive will, however, receive a cash payment equal to the cash dividends paid on the vested shares underlying the Restricted Stock Award when cash dividends are paid to shareholders of the Company.

         6.       Administration. This Agreement shall be administered by the
                  --------------
Committee. The interpretation and construction by the Committee of any provision herein and any determination by the Committee pursuant to any provision of this Agreement shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

         7.       Transferability. The Common Stock subject to the Restricted
                  ---------------
Stock Award and awarded pursuant to this Agreement shall not, at any time prior to becoming vested, be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner.

         8.       Adjustments. The number of shares covered by the Restricted
                  -----------
Stock Award and, if applicable, the kind of shares covered by the Restricted Stock Award shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Restricted Stock Award and the kind of shares covered by the Restricted Stock Award, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution, diminution or enlargement of the Executive's rights that otherwise would result from (a) any exchange of shares of the Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the Restricted Stock Award such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Restricted Stock Award so replaced.

         9.       Fractional Shares. The Company shall not be required to issue
                  -----------------
any fractional shares of the Company's common stock pursuant to this Agreement, and the Committee may round fractions down.

         10.      Taxes. To the extent that the Company is required to withhold
                  -----
federal, state, local or foreign taxes in connection with any benefit realized by the Executive or any other person under this Agreement, it shall be a condition to the realization of such benefit that the Executive or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld, which arrangements may include the Executive's delivery to the Company of a check equal to the amount of such taxes, and/or withholding shares of Common Stock from the shares of Common Stock that would otherwise be issuable to the Executive as a result of the lapse of the shares subject to the Restricted Stock Award. The foregoing to the contrary notwithstanding, if the Executive determines that there is an insufficient public market to sell in a single block on the day of placing a sale order, or no public market, at Fair Market Value, vested shares of Common Stock granted under this Restricted Stock Award to pay his anticipated federal, state or local income taxes on such Restricted Stock Award (which taxes shall be deemed to be determined at the maximum marginal rate of tax then applicable to individuals), then upon such lapse of restrictions the Executive may in his sole discretion tender a number of such shares to the Company having an aggregate Fair Market Value equal to such tax liability and the Company shall pay such tax liability to the tax authorities as a withholding tax. Upon the payment of any dividend equivalents payable pursuant to Paragraph 5 above, the Executive agrees that the Company shall deduct therefrom such amounts as are necessary to satisfy applicable withholding requirements.

         11.      Compliance with Laws; Legend on Certificates. The obligation
                  --------------------------------------------
of the Company to make payment of the Common Stock subject to the Restricted Stock Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. In addition, the certificates representing the vested Restricted Stock delivered to the Executive as contemplated by Section 2 above shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Restricted Stock is listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         12.      No Third-Party Beneficiaries. Nothing in this Agreement shall
                  ----------------------------
confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         13.      No Impact on Other Benefits and Employment. This Agreement
                  ------------------------------------------
shall not confer upon the Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate the Executive's employment at any time, subject to the terms of the Employment Agreement between the Company and the Executive, dated January 31, 2002 (the "Employment Agreement"). Nothing herein contained shall affect the Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.

         14.      Cancellation. With the Executive's concurrence, the Committee
                  ------------
may cancel this Agreement. In the event of such cancellation, the Committee may authorize the granting of a new restricted stock award, which may or may not cover the same number of shares that had been the subject of the Restricted Stock Award, and subject to such other terms and conditions as then determined by the Committee.

         15.      Governing Law and Jurisdiction.
                  ------------------------------

         (a) The validity, construction and effect of this Agreement will be determined in accordance with the laws of the State of Virginia, without regard to its conflicts of laws rules to the extent such laws are not preempted by federal bankruptcy law.

         (b) The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Virginia and the U.S. federal courts in the Eastern District of Virginia, provided that until the Effective Date, the Bankruptcy Court shall have exclusive jurisdiction for any action or proceeding relating to this Agreement, (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, and (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions.

         16.      Merger Clause. This Agreement supersedes any and all
                  -------------
understandings between the Company and the Executive with respect to the Restricted Stock Award, except in the case of an inconsistency with terms and conditions expressly provided in the Employment Agreement, in which case such Employment Agreement terms and conditions will govern, and, except as otherwise provided herein, this Agreement may be amended only in writing signed by the Company and Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       AMF BOWLING WORLDWIDE, INC.




                                       By: /s/ FREDERICK G. KRAEGEL
                                       ---------------------------------
                                       Name:  Frederick G. Kraegel
                                       Title: SVP, CAO




                                       /s/ ROLAND SMITH
                                       ---------------------------------
                                       Roland Smith




         I hereby acknowledge receipt of the Restricted Stock Award granted on ___________________, 2002, which has been granted to me under the foregoing terms and conditions. I further agree to conform to all of the terms and conditions of the Agreement.




                                       /s/ ROLAND SMITH
                                       ---------------------------------
                                       Roland Smith

                                       Date:
                                             ---------------------------

               ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN
              GROSS INCOME IN YEAR OF TRANSFER UNDER CODE ss. 83(b)

         The undersigned hereby elects pursuant to ss. 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

         1. The name, address and taxpayer identification number of the undersigned are:

                  Name:
                           -----------------------------------
                  Address:
                           -----------------------------------
                  SS#:
                           -----------------------------------

         2. Description of property with respect to which the election is being made:

                  The undersigned has received _______ shares of Common Stock of AMF Bowling Worldwide, Inc. (the "Company").

         3.       The date on which property was transferred is ____________ __,
                  _____.

                  The taxable year to which this election relates is calendar year _____.

         4. The nature of the restriction(s) to which the property is subject is:

                  The property is subject to subject to vesting requirements based upon the taxpayer's employment with the issuer.

         5.       Fair market value:

                  The aggregate fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $__________.

         6.       Amount paid for property:

                  The amount paid by taxpayer for the property is $_______.

         7.       Furnishing statement to employer:

                  A copy of this statement has been furnished to the Company, the employer of the undersigned.



Dated:  _____________                  ____________________
                                       Taxpayer's Signature